UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to § 240.14a-12

Goodrich Corporation
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Goodrich Corporation

Four Coliseum Centre

2730 West Tyvola Road

Charlotte, NC 28217-4578

USA

www.goodrich.com

December 19, 2011

Dear Colleague,

I want to thank all of you for your continuing efforts and commitment to the company’s success throughout 2011. This has been another very positive year for Goodrich, and we are excited about our prospects for 2012 and beyond.

Since we announced the proposed integration with United Technologies/Hamilton Sundstrand, you have all done a tremendous job to ensure that our customers are supported and our business continues to operate successfully. Because of your hard work, we have achieved many accomplishments. Some recent ones include:

•

Our Sensors and Integrated Systems team in the UK becoming the first manufacturing operation to receive the prestigious supply chain award from the aerospace industry trade group, ADS, for achieving nearly perfect on-time delivery and product quality for an entire year.

•	Monarch Airlines Limited selecting Goodrich to provide SmartDisplay® Electronic Flight Bags (EFB) for its Airbus A300, A320, A321 and A330 aircraft.

•	Boeing selecting Goodrich to provide landing gear system maintenance services in support of the United States Air Force fleet of Boeing C-17 Globemaster III aircraft.

As we approach the end of the year, I also want to update you on the progress we are making on the proposed integration of Goodrich with United Technologies/Hamilton Sundstrand. As we’ve communicated, the proposed integration provides our employees the opportunity to be part of an organization with a strong track record of industry-leading excellence and the depth of resources that are increasingly beneficial for sustained success in our industry. The integration will offer expanded opportunities for career growth and advancement for employees of both companies.

We are excited to move forward with the integration planning process and hope you share our enthusiasm about this transformative step in our company’s history. The integration team is meeting on a regular basis and is making good progress. Our second Milestone Review (Passport 1) was conducted in Charlotte last week. The leadership of both companies was briefed on a number of topics, including readiness for operating as one company once the transaction is approved.

We are making good progress on obtaining the necessary regulatory approvals. On December 6, we filed an updated preliminary proxy statement to address comments the company received from the U.S. Securities and Exchange Commission (SEC). This is a customary process, as the SEC is given the opportunity to review and comment on a company’s proxy statement before it is finalized and distributed to shareholders. This is an important step toward organizing the Goodrich shareholders’ vote on the proposed combination.

As part of our revised preliminary proxy statement, we disclosed that on November 10, 2011, Goodrich received a request for additional information from the Department of Justice (DOJ) relating to our filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act). The DOJ request, commonly referred to as a “second request,” is a routine aspect of the regulatory process in the U.S. We are cooperating with the DOJ to obtain approval of the transaction as expeditiously as possible. We are cooperating with UTC in making its regulatory filings in Canada, Mexico, the European Union, China, Japan, Brazil and South Korea, and I am pleased to report that Brazil has already responded favorably to the submission.

We have updated our list of frequently asked questions (FAQs) which is attached for your convenience. The questions starting at number 33 are new, and we will continue to update this document as more information becomes available. We also continue to collect your questions through our human resources organization, and we will continue to communicate with you on a regular basis as we move toward the completion of this transaction.

It is important to remember that until the transaction closes, Goodrich and United Technologies will continue to operate as independent companies. It remains extremely important that we continue to execute our business strategy, satisfy our customers and focus on our performance, as we have been doing throughout 2011 and will continue to do as we enter 2012.

Thank you again for your continued hard work and dedication to Goodrich and for all you do to make our company successful. I wish you and your families a happy and healthy 2012.

Sincerely,

Marshall Larsen

Chairman, President and Chief Executive Officer

Additional Information

In connection with the proposed merger, the Company filed a preliminary proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN IT BECOMES AVAILABLE, THE DEFINITIVE PROXY STATEMENT, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE COMPANY. You will be able to obtain the preliminary proxy statement, the definitive proxy statement (when available) as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Goodrich Corporation, Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina 28217, c/o Secretary.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect the Company’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: demand for and market acceptance of new and existing products; our ability to extend our commercial OE contracts beyond the initial contract periods; cancellation or delays of orders or contracts by customers or with suppliers; our ability to obtain price adjustments pursuant to certain of our long-term contracts; the financial viability of key suppliers and the ability of our suppliers to perform under existing contracts; the extent to which we are successful in integrating and achieving expected operating synergies for recent and future acquisitions; successful development of products and advanced technologies; the impact of bankruptcies and/or consolidations in the airline industry; the health of the commercial aerospace industry, including the large commercial, regional, business and general aviation aircraft manufacturers; global demand for aircraft spare parts and aftermarket services; changing priorities or reductions in the defense budgets in the U.S. and other countries, U.S. foreign policy and the level of activity in military flight operations; the possibility of restructuring and consolidation actions; threats and events associated with and efforts to combat terrorism; the extent to which changes in regulations and/or assumptions result in changes to expenses relating to employee and retiree medical and pension benefits; competitive product and pricing pressures; our ability to recover under contractual rights of indemnification for environmental, asbestos and other claims arising out of the divestiture of our tire, vinyl, engineered industrial products and other businesses; the effect of changes in accounting policies or legislation, including tax legislation; cumulative catch-up adjustments or loss contract reserves on long-term contracts accounted for under the percentage of completion method of accounting; domestic and foreign government spending, budgetary and trade policies; economic and political changes in international markets where we compete, such as changes in currency exchange rates, interest rates, inflation, fuel prices, deflation, recession and other external factors over which we have no control; the outcome of contingencies including completion of acquisitions, joint ventures, divestitures, tax audits, litigation and environmental remediation efforts; the impact of labor difficulties or work stoppages at our, a customer’s or a supplier’s facilities; other factors that are set forth in management’s discussion and analysis of the Company’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of the Company by United Technologies, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about the Company’s directors and officers and their ownership of the Company’s common stock is set forth in its Form 10-K which was filed with the SEC on February 15, 2011 and the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on March 10, 2011. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s shareholders generally, by reading the preliminary proxy statement filed with the SEC on October 27, 2011, the revised preliminary proxy statement filed with the SEC on December 6, 2011, the definitive proxy statement (when available) and other relevant documents regarding the proposed merger, when filed with the SEC.